EXHIBIT 1.01
CONFLICT MINERALS REPORT OF HP INC.
PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
HP Inc. (“HP”) presents this Conflict Minerals Report for the reporting period of January 1, 2022 to December 31, 2022, pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.
HP is a leading global provider of personal computing and other access devices, imaging and printing products, and related technologies, solutions, and services. HP sells to individual consumers, small- and medium-sized businesses, and large enterprises, including customers in the government, health and education sectors. On August 29, 2022, HP announced the completion of its acquisition of Plantronics, Inc. (“Poly”), a leading global provider of workplace collaboration solutions. Because the Poly acquisition occurred late in the 2022 reporting period, and because Poly maintained its own conflict minerals program for the majority of such reporting period, HP has not yet completed the integration of Poly’s operations and supply chain into HP’s Conflict Minerals Program. As a result, certain information in this report is provided separately for Poly’s products and supply chain (see Attachment C). Unless otherwise specified or unless the context otherwise requires, references to “HP,” “we,” “us” or “our” refer to HP Inc. and its consolidated subsidiaries excluding Poly. Terms or phrases that are italicized the first time they appear have the meanings given in this Conflict Minerals Report.
Overview of our Conflict Minerals Program
As part of our long-standing commitment to sustainability, we expect our suppliers to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HP’s Supply Chain Social and Environmental Responsibility Policy. In 2011, we added to this policy a section on conflict minerals. We engage in ongoing supplier outreach and communications regarding the substance of our conflict minerals policy, our expectations of suppliers with respect to conflict minerals, and our objective of responsible mineral sourcing. The policy is available on our website (which is not incorporated by reference herein) at http://h20195.www2.hp.com/v2/GetDocument.aspx?docname=c04797682.
HP has been recognized as an industry leader in the conflict minerals domain since 2008. HP collaboratively works with other businesses, nongovernmental organizations, government agencies, and our extensive network of direct suppliers to advance the use of responsibly sourced minerals, including from the Democratic Republic of the Congo (“DRC”) and adjoining countries (collectively, the “Covered Countries”). Our work began in 2008, when we helped establish the working group that was the precursor to the Responsible Minerals Initiative (“RMI”), and we have been instrumental since then in developing and advancing the RMI programs and tools such as the Responsible Minerals Assurance Process (“RMAP”) and the Conflict Minerals Reporting Template (the “Template”). We contributed to the development of the Organisation for Economic Co-operation and Development (“OECD”) due diligence guidance and were a founding member of the Public Private Alliance for Responsible Mineral Trade as well as the Responsible Sourcing Network Multi-Stakeholder Group. We are a member of the European Partnership for Responsible Minerals. We were one of the first three companies to fund the Initial Audit Fund to offset part of the smelter audit cost. We also supported the initial piloting of the iTSCi traceability scheme for tin, and were a member of the Sustainable Trade Initiative (IDH) Indonesian Tin Working Group. We have visited DRC mines and have participated in critical in-region conflict free sourcing projects including Solutions for Hope, Kemet Partnership for Social and Economic Stability, and the former Conflict Free Tin Initiative. For each year since 2014, we have been able to report that all tantalum smelters reported to be in our supply chain were compliant with RMAP. For more information on our Responsible Minerals Program, we refer you to our annual Sustainable Impact Report, available on our website (which is not incorporated by reference herein) - https://h20195.www2.hp.com/v2/GetDocument.aspx?docname=c06040843.

HP Products
Conflict minerals in the form of gold and the mineral derivatives tin, tantalum and tungsten (collectively, “conflict minerals” or “3TG”) are necessary to the functionality or production (“necessary conflict minerals”) of certain of our products. The products that we manufactured or contracted to manufacture during 2022 were:
•Personal Systems Products. Consumer and commercial desktop and notebook personal computers, workstations, thin clients, commercial mobility devices, retail point-of-sale systems, displays and peripherals.
•Printing Products. Consumer and commercial printer hardware (including 3D printing hardware) and supplies as well as scanning and imaging devices.
Design of Our Due Diligence Measures
We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures took into account our individual facts and circumstances, our downstream position in the minerals supply chain, the OECD recommendations for downstream actors that have no direct relationships to smelters or refiners1 and the use of independent assessment programs to provide information about smelters or refiners.
Consistent with the OECD Guidance, the design of our due diligence has the following features:
1.Establishment of strong internal company management systems, including a conflict minerals policy; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System; engagement with 3TG Direct Suppliers2 to communicate and reinforce HP expectations with respect to necessary conflict minerals; and a company level grievance mechanism that is available internally and externally on our website (which is not incorporated by reference herein) - https://investor.hp.com/governance/integrity-at-hp/default.aspx to report concerns, including those related to conflict minerals.
2.Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities’3 use of necessary conflict minerals in the supply chain for our products.
3.Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on the due diligence practices of 3TG facilities, formulation of a risk management plan, and reporting to senior management.
4.Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership in the RMI, the industry initiative that conducts audits and assessments of facilities’ due diligence activities.
5.Annual reporting through this Conflict Minerals Report, supplemented with additional information about our Responsible Minerals Program in our annual Sustainable Impact Report, available on our website (which is not incorporated by reference herein) - http://h20195.www2.hp.com/v2/GetDocument.aspx?docname=c06040843.
Description of Due Diligence Measures Performed
We undertook due diligence on the source and chain of custody of necessary conflict minerals from the relevant 3TG facilities (having excluded as a result of our reasonable country of origin inquiry, or “RCOI”, those 3TG facilities that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from
1 The OECD Guidance distinguishes between “upstream” and “downstream” actors. Upstream refers to the minerals supply chain from the mine to the smelter or refiner, and upstream companies include miners, local traders or exporters, international concentrate traders, and mineral re-processors. Downstream refers to the minerals supply chain from smelters and refiners to retailers and includes companies like HP; it also includes metal traders, component manufacturers, product manufacturers, original equipment manufacturers and retailers.
2 “3TG Direct Suppliers” are HP’s direct suppliers of materials, parts, components or products containing necessary conflict minerals.
3 “3TG facilities” are those entities reported by our 3TG Direct Suppliers that are also identified by RMI to be smelters, refiners, recyclers or scrap processors of conflict minerals.

outside of the Covered Countries) and reviewed the results with senior supply chain management, including our Chief Supply Chain Officer.
As part of our due diligence measures:
•we compared the relevant 3TG facilities to the facilities that are listed by RMI as either compliant or in process4 with RMAP, which assesses facilities’ systems and processes for traceability of ore and demonstration of conflict-free sourcing;
•we engaged 3TG facilities when sourcing was unknown (directly or through a third party) to provide conflict minerals education, collect information on necessary conflict minerals such as country of origin, or encourage participation in RMAP;

•if any 3TG Direct Supplier reported to us a 3TG facility for which we had information that triggered one of our potential risk indicators, we then requested the supplier investigate whether or not that 3TG facility contributed 3TG to HP products, and if the supplier reported that it did, we asked that the supplier remove the 3TG facility from our supply chain;
•if we obtained information that indicated there was a potential risk associated with a particular 3TG facility, we sought information from industry sources, news and media, stakeholders, and other relevant sources to support our decisions and actions;
•we reviewed upstream incident review reporting produced by RMI that focuses on moderate and major mine-level incidents to determine whether there were incidents associated with 3TG facilities’ sourcing that might be linked, directly or indirectly, to supporting armed groups;
•we supported the RMAP through membership and participation in the RMI (member ID: HPQQ); and
•we asked 3TG Direct Suppliers to encourage the 3TG facilities in their supply chain to participate in the RMAP.
Results
We set forth below the results of our due diligence as well as our overall progress toward DRC conflict free products. First, we summarize the outcome of due diligence focused on the relevant 3TG facilities (i.e., the facilities that we did not reasonably believe were exclusively sourcing conflict minerals from recycled or scrap sources or from outside the Covered Countries). We then provide a year-over-year view of all of the supplier-reported 3TG facilities and the status of due diligence. Finally, we provide a snapshot of our overall progress toward DRC conflict free products resulting from our RCOI and due diligence efforts, including a chart that highlights our progress by each 3TG metal as well as our total progress toward DRC conflict free products. In 2022, 94% of all 3TG facilities reported to us are compliant, in process to become compliant, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources or to source conflict minerals from outside the Covered Countries. Finally, as a measure of progress toward responsible minerals sourcing from Conflict Affected and High-Risk Areas (“CAHRAs”) worldwide, we provide a summary of RMAP participation rates by each 3TG metal and in total.
Due Diligence Results for Relevant 3TG Facilities
We began our inquiry by focusing on the 263 supplier-reported 3TG facilities. After conducting a RCOI on these 3TG facilities, we reasonably believe that 54 of these 3TG facilities provided conflict minerals exclusively from recycled or scrap sources, and 104 sourced conflict minerals exclusively from outside the Covered Countries. Attachment A to this Conflict Minerals Report includes the countries from which the 263 3TG facilities may have sourced necessary conflict minerals.
4 Throughout this Conflict Minerals Report, “compliant” refers to facilities that are listed by RMI, as of March 31, 2023 (the “2023 Cut-Off Date”), as conformant to RMAP assessment protocols (including certification or accreditation by similar independent assessment programs cross-recognized by RMAP such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme), and “in process” refers to facilities that are listed by RMI (as of the 2023 Cut-Off Date) as in the process of becoming conformant to RMAP.

The remaining 105 3TG facilities underwent further due diligence on the source and chain of custody of conflict minerals as detailed in Chart 1 and below.

Based on further due diligence on the 105 relevant 3TG facilities, as of March 31, 2023 (the “2023 Cut-Off Date”):
•90 facilities were listed by RMI as compliant or in process to become compliant with the RMAP assessment protocols.
•The remaining 15 facilities are not participating, and we have limited information about their sourcing and operations. Further, we have not been able to determine if these facilities are processing necessary conflict minerals contained in our products.
HP’s 3TG Direct Suppliers have reported to us more than 75% of the facilities in the world (as recognized by RMI). We are not certain that all of these facilities are contributing to the production of HP products. Any over-reporting of facilities is a function of being several supply chain actors removed from the facilities and sub-tier suppliers refusing to provide customer-specific Templates to our suppliers. Conflict minerals due diligence continues to be difficult and partially inconclusive.
Status of all Supplier-Reported 3TG Facilities
We also analyze our data set for information on the status of supplier-reported 3TG facilities and evaluate our overall progress by calculating how many of these facilities are listed as participating in or successfully completing an independent assessment program. Our suppliers reported a total of 263 3TG facilities in 2022, of which 230 are compliant with, or in process to become compliant with, an independent assessment program. Of the remaining 3TG facilities that are not participating, we have reason to believe that 18 facilities are exclusively sourcing conflict minerals from recycled or scrap sources or from outside the Covered Countries, leaving only the 15 3TG facilities with unknown status discussed above.
Attachment B to this Conflict Minerals Report sets forth the name and status of the 263 supplier-reported 3TG facilities. Chart 2 illustrates a year-over-year comparison of all supplier-reported 3TG facilities.

Chart 2: Status of All Supplier-Reported 3TG Facilities
300
250
200
150
100
50
0
6
9
252
15
18
230
2021
2022
Unknown
Believed to source from recycled/scrap or from outside Covered Countries
Compliant or In process

Overall Progress toward DRC Conflict Free
Based on the RCOI we performed with respect to the 263 3TG facilities our suppliers reported to us and the additional due diligence on relevant 3TG facilities, 94% are RMAP compliant, in process to become compliant, and/or we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. The remaining 6% (15 facilities) have sourcing that is unknown and are not participating in an independent assessment program.
Chart 3, below, further expands on our results by providing for each metal the number and percentage (as of the 2023 Cut-off Date) of all supplier-reported 3TG facilities that were either RMAP compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. All of the tantalum smelters reported to be in our supply chain are again compliant with the RMAP assessment protocols.

Chart 3: Overall Progress toward DRC Conflict Free by Metal

	Total	Progress toward DRC Conflict Free[5]	Percentage
Tantalum Facilities	33	33	100%
Tin Facilities	76	67	88%
Tungsten Facilities	42	38	90%
Gold Facilities	112	110	98%
Total	263	248	94%

Participation in RMAP
RMI’s RMAP standards are developed to meet the requirements of the OECD Guidance, the Regulation (EU) 2017/821 of the European Parliament, and the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act. 3TG facilities conformant to RMAP standards have undergone independent third-party assessment of systems and processes for traceability of ore and demonstration of conflict-free sourcing, regardless of country of mineral origin, including from CAHRAs worldwide. Chart 4, below, gives the RMAP participation rates (as of the 2023 Cut-off Date) for supplier-reported 3TG facilities.
Chart 4: Participation in RMAP

	Total	RMAP Conformant (Compliant)	RMAP Active (In process)	Percentage RMAP Participating
Tantalum Facilities	33	33	0	100%
Tin Facilities	76	59	3	82%
Tungsten Facilities	42	35	0	83%
Gold Facilities	112	94	6	89%
Total	263	221	9	88%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity
As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for downstream actors, our efforts to facilitate upstream mine or location of origin determinations were focused on supporting independent assessment programs such as the RMAP.
To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent assessment programs, we:
•surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;
•reviewed the information we obtained on 3TG facilities, and any mine or location of origin information if it was provided; and
•assessed any information on countries of origin available through our membership in the RMI for 3TG facilities (as part of the RMAP assessment protocols, the independent auditor makes an examination of
5 This column includes the number of 3TG facilities that (as of the 2023 Cut-Off Date) were either RMAP compliant, in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries.

the countries of origin as well as the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to RMI members).
Steps to Further Mitigate Risk and Improve Due Diligence in 2023
We plan to continue the following steps to further mitigate any risk that necessary conflict minerals in our products finance or benefit an armed group:
•engage with 3TG Direct Suppliers to update information provided to us, including visits to supplier sites;
•repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the RMAP; and
•support the development of the RMI’s RMAP, including outreach efforts to encourage participation in the process.

Attachment A
Countries of Origin
Based on information available from the RMI as of the 2023 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported 3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Argentina	Ivory Coast (Côte d'Ivoire)	Sudan
Democratic Republic of the Congo	Australia	Japan	Suriname
Rwanda	Austria	Kazakhstan	Swaziland
Tanzania	Azerbaijan	Kenya	Sweden
Uganda	Belgium	Korea, Republic of	Tajikistan
Zambia	Benin	Kyrgyzstan	Thailand
	Bolivia	Lao People's Democratic Republic	Turkey
	Botswana	Liberia	United Kingdom
	Brazil	Malaysia	United States of America
	Burkina Faso	Mali	Uzbekistan
	Cambodia	Mauritania	Venezuela
	Canada	Mexico	Vietnam
	Chile	Mongolia	Zimbabwe
	China	Morocco
	Chinese Taipei	Mozambique
	Colombia	Myanmar
	Dominican Republic	Namibia
	Ecuador	New Zealand
	Egypt	Nicaragua
	Eritrea	Niger
	Ethiopia	Nigeria
	Fiji	Oman
	Finland	Panama
	France	Papua New Guinea
	French Guiana	Peru
	Georgia	Philippines
	Germany	Poland
	Ghana	Portugal
	Guatemala	Russian Federation
	Guinea	Saudi Arabia
	Guyana	Senegal
	Honduras	Serbia
	India	Sierra Leone
	Indonesia	South Africa
	Ireland	Spain

Attachment B
3TG Facility List
This 3TG Facility List sets forth the name, location and status of all of the 263 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and obtained from the RMI. In many cases, facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to an HP product.

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Gold	8853 S.p.A.*	ITALY	Not participating
Gold	Abington Reldan Metals, LLC*	UNITED STATES OF AMERICA	Compliant
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA	Compliant
Gold	Agosi AG*	GERMANY	Compliant
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC*	UNITED ARAB EMIRATES	Compliant
Gold	Alexy Metals*	UNITED STATES OF AMERICA	In process
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.*	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.*	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.*	CANADA	Compliant
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA	Compliant
Gold	Asaka Riken Co., Ltd.*	JAPAN	Compliant
Gold	Augmont Enterprises Private Limited*	INDIA	In process
Gold	Aurubis AG*	GERMANY	Compliant
Gold	Bangalore Refinery*	INDIA	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES	Compliant
Gold	Boliden AB*	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG*	GERMANY	Compliant
Gold	C.I Metales Procesados Industriales SAS*	COLOMBIA	In process
Gold	Caridad	MEXICO	Not participating
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA	Compliant
Gold	Cendres + Metaux S.A.*	SWITZERLAND	Not participating
  [6] Entities that have been reported to us by our 3TG Direct Suppliers as part of their supply chain for conflict minerals and that are recognized by RMI (as of the 2023 Cut-Off Date) to be smelters, refiners, recyclers or scrap processors of conflict minerals (“3TG facilities”). The facility names are listed as they appear on the RMI Smelter Database. A company appears more than once if it was reported to us for more than one facility (i.e., smelter, refiner, recycler or scrap processor) that is providing different types of minerals or metals.

[7] The facility locations are listed as they appear for each of the 3 TG facilites in the RMI Smelter Database.
[8] Compliant refers to 3TG facilities that are listed by RMI (as of the 2023 Cut-Off Date) as (a) conformant with RMAP protocols or (b) certified or accredited by a similar independent assessment program cross-recognized by RMAP such as the Responsible Jewellery Council’s (RJC) Chain-of-Custody Certification Program, or the London Bullion Market Association’s (LBMA) Responsible Gold Programme. In Process refers to 3TG facilities that are listed by RMI (as of the 2023 Cut-Off Date) as currently in the process of becoming RMAP conformant. Not participating refers to 3TG facilities that are not engaged in an independent assessment program, including the RMAP.

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Gold	Chimet S.p.A.*	ITALY	Compliant
Gold	Chugai Mining*	JAPAN	Compliant
Gold	Dowa*	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)*	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd. East Plant*	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd. North Plant*	JAPAN	Compliant
Gold	Eco-System Recycling Co., Ltd. West Plant*	JAPAN	Compliant
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES	Compliant
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA	Compliant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.*	INDIA	In process
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA	Compliant
Gold	Heimerle + Meule GmbH*	GERMANY	Compliant
Gold	Heraeus Germany GmbH Co. KG*	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN	Compliant
Gold	Istanbul Gold Refinery*	TURKEY	Compliant
Gold	Italpreziosi*	ITALY	Compliant
Gold	Japan Mint*	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.*	CHINA	Compliant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Not participating
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN	Compliant
Gold	Kazzinc*	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna*	POLAND	Compliant
Gold	Kojima Chemicals Co., Ltd.*	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.*	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN	Not participating
Gold	L'Orfebre S.A.*	ANDORRA	Compliant
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF	Compliant
Gold	LT Metal Ltd.*	KOREA, REPUBLIC OF	Compliant
Gold	Marsam Metals*	BRAZIL	Not participating
Gold	Materion*	UNITED STATES OF AMERICA	Compliant
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN	Compliant
Gold	Metal Concentrators SA (Pty) Ltd.*	SOUTH AFRICA	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA	Compliant
Gold	Metalor Technologies S.A.*	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation*	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN	Compliant
Gold	MKS PAMP SA*	SWITZERLAND	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Not participating
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY	Compliant

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Gold	Navoi Mining and Metallurgical Combinat*	UZBEKISTAN	Compliant
Gold	NH Recytech Company*	KOREA, REPUBLIC OF	Compliant
Gold	Nihon Material Co., Ltd.*	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN	Compliant
Gold	Planta Recuperadora de Metales SpA*	CHILE	Compliant
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA	Compliant
Gold	PX Precinox S.A.*	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA	Compliant
Gold	REMONDIS PMR B.V.*	NETHERLANDS	Compliant
Gold	Royal Canadian Mint*	CANADA	Compliant
Gold	SAAMP*	FRANCE	Compliant
Gold	Safimet S.p.A*	ITALY	Not participating
Gold	SAFINA A.S.*	CZECHIA	Compliant
Gold	Samduck Precious Metals*	KOREA, REPUBLIC OF	Not participating
Gold	Sancus ZFS (L’Orfebre, SA)*	COLOMBIA	In process
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN	Compliant
Gold	Shandong Gold Smelting Co., Ltd.*	CHINA	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA	Compliant
Gold	Singway Technology Co., Ltd.*	TAIWAN	Not participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Not participating
Gold	Solar Applied Materials Technology Corp.*	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN	Compliant
Gold	SungEel HiMetal Co., Ltd.*	KOREA, REPUBLIC OF	Compliant
Gold	T.C.A S.p.A*	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN	Compliant
Gold	Tokuriki Honten Co., Ltd.*	JAPAN	Compliant
Gold	TOO Tau-Ken-Altyn*	KAZAKHSTAN	Compliant
Gold	Torecom*	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Precious Metals Thailand*	THAILAND	Not participating
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA	Compliant
Gold	Valcambi S.A.*	SWITZERLAND	Compliant
Gold	WEEEREFINING*	FRANCE	In process
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH*	GERMANY	Compliant
Gold	Yamakin Co., Ltd.*	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.*	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA	Compliant
Gold	Gold by Gold Colombia*	COLOMBIA	Compliant
Tantalum	AMG Brasil*	BRAZIL	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA	Compliant

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA	Compliant
Tantalum	F&X Electro-Materials Ltd.*	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.*	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu*	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA	Compliant
Tantalum	KEMET de Mexico*	MEXICO	Compliant
Tantalum	Materion Newton Inc.*	UNITED STATES OF AMERICA	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.*	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA	Compliant
Tantalum	NPM Silmet AS*	ESTONIA	Compliant
Tantalum	QuantumClean*	UNITED STATES OF AMERICA	Compliant
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL	Compliant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.*	CHINA	Compliant
Tantalum	Taki Chemical Co., Ltd.*	JAPAN	Compliant
Tantalum	TANIOBIS Co., Ltd.*	THAILAND	Compliant
Tantalum	TANIOBIS GmbH*	GERMANY	Compliant
Tantalum	TANIOBIS Japan Co., Ltd.*	JAPAN	Compliant
Tantalum	TANIOBIS Smelting GmbH & Co. KG*	GERMANY	Compliant
Tantalum	Telex Metals*	UNITED STATES OF AMERICA	Compliant
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN	Compliant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED*	CHINA	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA	Compliant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.*	CHINA	Compliant
Tin	Alpha*	UNITED STATES OF AMERICA	Compliant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Not participating
Tin	Aurubis Beerse*	BELGIUM	Compliant
Tin	Aurubis Berango*	SPAIN	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA	Compliant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.*	CHINA	Compliant
Tin	China Tin Group Co., Ltd.*	CHINA	Compliant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda*	BRAZIL	Compliant
Tin	CRM Synergies*	SPAIN	Compliant
Tin	CV Ayi Jaya*	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa*	INDONESIA	Compliant
Tin	Dowa*	JAPAN	Compliant

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Not participating
Tin	EM Vinto*	BOLIVIA	Compliant
Tin	Estanho de Rondonia S.A.*	BRAZIL	Compliant
Tin	Fabrica Auricchio Industria e Comercio Ltda.*	BRAZIL	Compliant
Tin	Fenix Metals*	POLAND	Compliant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Not participating
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Not participating
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Not participating
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.*	CHINA	Not participating
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CHINA	Compliant
Tin	Jiangxi New Nanshan Technology Ltd.*	CHINA	Compliant
Tin	Luna Smelter, Ltd.*	RWANDA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Not participating
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA	Compliant
Tin	Mineracao Taboca S.A.*	BRAZIL	Compliant
Tin	Minsur*	PERU	Compliant
Tin	Mitsubishi Materials Corporation*	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	Not participating
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Not participating
Tin	Novosibirsk Tin Combine	RUSSIAN FEDERATION	Not participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES	Compliant
Tin	Operaciones Metalurgicas S.A.*	BOLIVIA	Compliant
Tin	Pongpipat Company Limited	MYANMAR	Not participating
Tin	Precious Minerals and Smelting Limited	INDIA	Not participating
Tin	PT Aries Kencana Sejahtera*	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng*	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa*	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari*	INDONESIA	Compliant
Tin	PT Bangka Prima Tin*	INDONESIA	Compliant
Tin	PT Bangka Serumpun*	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera*	INDONESIA	In process
Tin	PT Bukit Timah*	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia*	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia*	INDONESIA	Compliant
Tin	PT Mitra Stania Prima*	INDONESIA	Compliant
Tin	PT Mitra Sukses Globalindo*	INDONESIA	Compliant
Tin	PT Premium Tin Indonesia*	INDONESIA	Compliant
Tin	PT Prima Timah Utama*	INDONESIA	Compliant
Tin	PT Putera Sarana Shakti (PT PSS)*	INDONESIA	Compliant
Tin	PT Rajawali Rimba Perkasa*	INDONESIA	Compliant
Tin	PT Refined Bangka Tin*	INDONESIA	Compliant

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Tin	PT Sariwiguna Binasentosa*	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa*	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur*	INDONESIA	Compliant
Tin	PT Timah Nusantara*	INDONESIA	In process
Tin	PT Timah Tbk Kundur*	INDONESIA	Compliant
Tin	PT Timah Tbk Mentok*	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa*	INDONESIA	Not participating
Tin	PT Tommy Utama*	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.*	BRAZIL	Compliant
Tin	Rui Da Hung*	TAIWAN	Compliant
Tin	Super Ligas*	BRAZIL	In process
Tin	Thaisarco*	THAILAND	Compliant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.*	CHINA	Compliant
Tin	Tin Technology & Refining*	UNITED STATES OF AMERICA	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Not participating
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CHINA	Compliant
Tin	DS Myanmar*	MYANMAR	Compliant
Tungsten	A.L.M.T. Corp.*	JAPAN	Compliant
Tungsten	ACL Metais Eireli*	BRAZIL	Not participating
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.*	BRAZIL	Not participating
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM	Compliant
Tungsten	China Molybdenum Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Cronimet Brasil Ltda*	BRAZIL	Compliant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.*	CHINA	Compliant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA	Compliant
Tungsten	Global Tungsten & Powders LLC*	UNITED STATES OF AMERICA	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY	Compliant
Tungsten	Hubei Green Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA	Compliant
Tungsten	Hunan Jintai New Material Co., Ltd.*	CHINA	Compliant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch*	CHINA	Compliant
Tungsten	Japan New Metals Co., Ltd.*	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA	Compliant

Metal	Facility Name [6]	Facility Location [7]	Status [8]
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA	Compliant
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA	Compliant
Tungsten	Lianyou Metals Co., Ltd.*	TAIWAN	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA	Compliant
Tungsten	Masan High-Tech Materials*	VIET NAM	Compliant
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION	Not participating
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA	Compliant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Not participating
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Not participating
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Not participating
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES	Compliant
Tungsten	TANIOBIS Smelting GmbH & Co. KG*	GERMANY	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Not participating
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA	Compliant

* These 3TG facilities were reported for the supply chain of HP’s personal systems products

Attachment C
Conflict Minerals Information for Poly

Because the Poly acquisition occurred late in the 2022 reporting period, and because Poly maintained its own conflict minerals program for the majority of the 2022 reporting period, HP has not yet completed the integration of Poly’s operations and supply chain into HP’s Conflict Minerals Program. As a result, we provide this Attachment C to report separately on Poly’s products and supply chain.

Overview of Poly’s Conflict Minerals Program

As a downstream company, Poly did not directly purchase 3TG from mines, smelters or refiners (“SORs”), and had no business relationship with these entities or visibility of the 3TG movement in the industry. Rather, Poly purchased components, parts and materials to manufacture or contract to manufacture products that may contain 3TG. Therefore, Poly collaborated with suppliers, industry peers, and other stakeholders to meet conflict minerals requirements under Rule 13p-1, program goals and customer expectations.

Poly conducted an evaluation to determine which products manufactured or contracted to be manufactured by Poly would fall under the scope of Rule 13p-1. Based on this evaluation, Poly concluded that products it manufactured or contracted to be manufactured contain components it believed were likely to contain necessary conflict minerals and were therefore within the scope of Rule 13p-1 and related guidance.

Description of Poly Products

During 2022, Poly manufactured or contracted to manufacture the following products believed to contain necessary conflict minerals:
•Headsets, including wired and wireless communication headsets;
•Voice, including open Session Initiation Protocol and native ecosystem desktop phones, as well as conference room phones and speakerphones; and
•Video, including conferencing solutions and peripherals, such as cameras, speakers, and microphones.

Country of Origin Inquiry (RCOI)

Poly conducted a RCOI by asking those suppliers providing components and parts expected or known to contain 3TG to complete the Template to verify the presence of 3TG and to identify the 3TG facilities processing those minerals. Poly analyzed the information gathered through the RCOI, taking into account country of origin data obtained through its membership in the RMI. Poly further evaluated 3TG facilities’ potential geographic sourcing using resources such as publicly available financial reports, news stories, and nongovernmental organization information. Based on this evaluation, Poly concluded that 3TG in its products could originate from any of the following sources:
1)recycled or scrap material;
2)countries with known active ore production that are not identified as conflict regions;

3)known or possible countries for smuggling or export of minerals out of the DRC; or
4)the Covered Countries.

Design of Due Diligence Measures
Poly designed its conflict minerals due diligence measures to conform, in all material respects, to the OECD Guidance. Poly’s own conflict minerals program included a conflict minerals policy, a conflict minerals team, and grievance system for employees and suppliers. In accordance with the five step OECD Guidance, Poly’s measures were designed to determine, to the best of its ability, the source of the necessary conflict minerals in its products, to ascertain if the 3TG originated in one of the Covered Countries, and if so, whether armed groups directly or indirectly benefited as a result.

Due Diligence Measures Performed

As part of the company’s due diligence measures for 2022, Poly:
•Analyzed information relating to 3TG facilities from its supply chain;
•Reported internally the findings derived from RCOI and due diligence efforts;
•Conducted outreach in coordination with RMI/Smelter Engagement team to encourage SORs to engage in Responsible Minerals Assurance Process (RMAP) SOR Program or cross recognized (LBMA, RJC) assessment protocols;
•Used a risk mitigation strategy for suppliers who did not comply with its Conflict Minerals Policy, including collaborative efforts from cross functional departments within Poly to communicate with suppliers to reinforce its policies and requirements;
•Informed suppliers of potential high risk SORs in its supply chain, and requested confirmation of the SORs’ presence and possible disengagement; and
•Supported RMI’s Responsible Minerals Assurance Process (RMAP) initiative through directly or indirectly engaging with SORs to encourage them to participate in the program or other recognized third-party schemes. (RMAP and cross-recognized programs).

Results

The results summarized here are based on Poly’s due diligence processes described in this Attachment C. Poly identified an additional 27 potential 3TG facilities that were unique to Poly’s supply chain and that are not included in the results provided for HP above. As of the 2023 Cut-Off Date, all twenty-seven (27) facilities are not participating through RMAP or other independent, third-party audit program. Poly’s 3TG Direct Suppliers have reported to Poly more than 77% of the facilities in the world (as recognized by RMI). We are not certain that all of these facilities are contributing to the production of Poly products. Any over-reporting of facilities is a function of being several supply chain actors removed from the facilities and sub-tier suppliers refusing to provide customer-specific Templates to Poly’s suppliers. Conflict minerals due diligence continues to be difficult and partially inconclusive. The countries of origin of the necessary conflict minerals in the Poly products described above may include, but may not be limited to, the countries listed in Attachment A. The due diligence measures described above constitute Poly’s efforts to determine the mine or location of origin with the greatest possible specificity.